                               PURCHASE AGREEMENT



         Schwab Capital Trust (the "Trust"), a Massachusetts business trust, and Charles Schwab & Co., Inc. ("Schwab"), a California corporation, hereby agree on February 1, 1999 as follows:

         1. The Trust hereby offers and Schwab hereby purchases 1 unit of beneficial interest for Series M, N, and O of the Trust representing interests in each of the series of shares known as Institutional Select S&P 500 Fund, Institutional Select Large-Cap Value Index Fund and Institutional Select Small-Cap Value Index Fund (such 1 unit of beneficial interest being hereafter collectively known as a "Share") at a price of $10.00 per Share. Schwab hereby acknowledges purchase of the Shares, and the Trust hereby acknowledges receipt from Schwab of funds in the amount of $10.00 for each such series of the Trust in full payment for the Shares. It is further agreed that no certificate for the Shares will be issued by the Trust.

         2. Schwab represents and warrants to the Trust that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

         3. The names "Schwab Capital Trust" and "Trustees of Schwab Capital Trust" refer, respectively to the Trust created and the Trustees as Trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of May 6, 1993, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Schwab Capital Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are not made individually, but only in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets for the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed day and year first written above.


Attest:                                     SCHWAB CAPITAL TRUST


/s/ Christopher Webb                        By: /s/ Stephen B. Ward
    ----------------                                ------------------------
Christopher Webb                            Name:  Stephen B. Ward
                                            Title: Senior Vice President and
                                            Chief Investment Officer





Attest:                                     CHARLES SCHWAB & CO., INC.


/s/ Christopher Webb                        By: /s/ Ron Carter
    -----------------                               ----------------------
Christopher Webb                            Name:    Ron Carter
                                            Title:   Senior Vice President

                  Pursuant to the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, Registrant certifies that it meets all of the requirements for effectiveness of this Post Effective Amendment No. 32 to Registrant's Registration Statement on Form N-1A pursuant to Rule 485(b) under the 1933 Act and has duly caused this Post-Effective Amendment No. 32 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 26th day of February, 1999.


                                                     SCHWAB CAPITAL TRUST
                                                     Registrant

                                                     Charles R. Schwab*
                                                     ---------------------------
                                                     Charles R. Schwab, Chairman

                  Pursuant to the requirements of the 1933 Act, this Post-Effective Amendment No. 32 to Registrant's Registration Statement on Form N-1A has been signed below by the following persons in the capacities indicated this 26th day of February, 1999.


Signature                                            Title
---------                                            -----
Charles R. Schwab*                                   Chairman and Trustee
-----------------
Charles R. Schwab

Steve Scheid*                                        President and Trustee
------------
Steve Scheid

William J. Klipp*                                    Executive Vice President,
-------------                                        Trustee and
William J. Klipp                                     Chief Operating Officer

Donald F. Dorward*                                   Trustee
-----------------
Donald F. Dorward

Robert G. Holmes*                                    Trustee
----------------
Robert G. Holmes

Donald R. Stephens*                                  Trustee
------------------
Donald R. Stephens

Michael W. Wilsey*                                   Trustee
-----------------
Michael W. Wilsey

Tai-Chin Tung*                                       Treasurer and Principal Financial Officer
-------------
Tai-Chin Tung

*By:     /s/ Martin E. Lybecker
         ----------------------
         Martin E. Lybecker, Attorney-in-Fact
        pursuant to Powers of Attorney previously filed.